UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_____________________________
FORM 8-K
_____________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 13, 2026
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MediaAlpha, Inc.
(Exact Name of Registrant as Specified in Its Charter)
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Delaware	001-39671	85-1854133
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 South Flower Street, Suite 640 Los Angeles, California	90017
(Address of Principal Executive Offices)	(Zip Code)
(213) 316-6256
(Registrant’s telephone number, including area code)
(Not Applicable)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.01 par value	MAX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company     ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) Departure of Director
On March 16, 2026, Lara Sweet, a Class III member of the Board of Directors (the “Board”) of MediaAlpha, Inc. (the “Company”), notified the Company that for personal reasons she would not stand for reelection to the Board at the Company’s 2026 Annual Meeting of Stockholders, and that her term as a Director would therefore end on May 5, 2026. Ms. Sweet’s decision not to stand for reelection was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.
The Board’s Nominating and Corporate Governance Committee has commenced a search for a new director to fill the vacancy that will be created by Ms. Sweet’s departure. Kathy Vrabeck, who has been a member of the Company’s Audit Committee since 2020 and is an “audit committee financial expert” as defined by applicable SEC rules, is expected to serve as Chair of the Company’s Audit Committee on an interim basis.

(e) Compensatory Arrangements of Certain Officers
On March 13, 2026, the Compensation Committee (the “Committee”) of the Company’s Board approved a change to the long-term incentive (“LTI”) compensation of the Company’s executive officers for 2026. Specifically, the Compensation Committee determined that 25% of the target LTI value granted to each executive would be in the form of performance share units (“PRSUs”), with the remaining 75% granted as time-based restricted share units (“RSUs”). The PRSUs will be earned, if at all, based on achievement of Adjusted EBITDA goals over a three-year performance period, with each fiscal year measured separately for purposes of determining PRSU vesting. Specifically, one-third of the PRSU grants are tied to each of fiscal 2026, fiscal 2027, and fiscal 2028 Adjusted EBITDA performance against pre-established threshold, target, and maximum Adjusted EBITDA goals for each fiscal year. Following the completion of each performance period, any earned PRSUs for that performance period will remain subject to continued service-based vesting through the end of the three-year period. The PRSU goals and payout ranges (as a percentage of target) are the same as those used for the Company’s Annual Incentive Bonus Plan (i.e., threshold goals set at 85% of target goals, corresponding to 50% vesting; maximum goals set at 120% of target goals, corresponding to 200% vesting, with linear interpolation between goals and no vesting for below threshold performance).
The foregoing description of the PRSUs does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the PRSU Award Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01 – Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1	Form of Performance-Based Restricted Stock Unit Award Agreement under 2020 Omnibus Incentive Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MediaAlpha, Inc.

Date: March 19, 2026	By:	/s/ Jeffrey B. Coyne
		Name:	Jeffrey B. Coyne
		Title:	General Counsel & Secretary